Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (703) 721-3080
Tuesday, March 3, 2009		bob.lougee@usamobility.com
USA Mobility Reports Fourth Quarter and 2008 Operating Results;
Announces Regular Quarterly and Special Cash Distribution,
Plus Supplement to Share Repurchase Program
Cash Flow Margins Improve; Operating Expenses Decline;
$39.1 Million in Capital Returned to Stockholders in 2008
Alexandria, VA (March 3, 2009) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the fourth quarter and year ended December 31, 2008.
In addition, the Company’s Board of Directors declared a regular quarterly cash distribution of $0.25 per share and special cash distribution of $1.00 per share. The cash distributions will be paid on March 31, 2009 to stockholders of record on March 17, 2009. The Company expects the entire amount of the cash distributions to be paid as a return of capital.
Also, the Board approved a supplement to the Company’s previously announced plan to buy back up to $50 million of USA Mobility common stock over a 12-month period. Under the plan, which commenced last August, the Company had repurchased approximately 4.4 million shares for $38.1 million as of December 31, 2008. The supplement resets the balance in the share repurchase program to $25 million and extends the purchase period through December 31, 2009.
Total revenue for the fourth quarter was $84.3 million, compared to $88.4 million in the third quarter of 2008 and $100.2 million in the fourth quarter of 2007. EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) for the fourth quarter of 2008 was $29.8 million, or 35.4 percent of revenue, the highest quarterly EBITDA margin in more than four years. Fourth quarter operating income was $18.1 million, compared to $13.6 million in the year-earlier quarter. For the full-year 2008, total revenue was $359.4 million, compared to $424.6 million in 2007, while EBITDA was $115.9 million, or 32.2 percent of revenue, compared to $124.5 million, or 29.3 percent of revenue, in 2007.
The Company reported net income of $8.0 million, or $0.32 per fully diluted share, for the fourth quarter, compared to a net loss of $46.7 million, or $1.70 per fully diluted share, in the fourth quarter of 2007. The fourth quarter 2007 loss resulted primarily from $54.3 million in income tax expense that reduced the carrying value of deferred income tax assets. Absent the incremental income tax expense, net income for the fourth quarter of 2007 would have been $7.6 million, or $0.28 per fully diluted share.
For 2008, the Company reported a net loss of $157.1 million, or $5.83 per fully diluted share, compared to a net loss of $5.2 million, or $0.19 per fully diluted share, in 2007. The loss resulted from the goodwill impairment in the first quarter of 2008 for which the Company incurred a $188.2 million non-cash expense to write-off its entire goodwill balance. Absent the goodwill write-down, net income for 2008 would have been $31.1 million, or $1.15 per fully diluted share.
Key results and highlights for the fourth quarter and 2008 included:
•	Net unit losses were 187,000 in the fourth quarter, compared to 174,000 in the third quarter, while the quarterly rate of unit erosion increased to 6.2 percent in the fourth quarter from 5.5 percent in the third quarter. The annual rate of unit erosion was 19.2 percent in 2008, compared to 15.1 percent in 2007. Net unit losses were 670,000 in 2008 versus 620,000 in 2007. Total units in service at year-end 2008 were 2,815,000, compared to 3,485,000 a year earlier.

•	The quarterly rate of revenue erosion increased to 4.6 percent in the fourth quarter from 4.0 percent in the third quarter. The year-over-year rate of revenue decline increased to 15.3 percent in 2008 from 14.7 percent in 2007.

•	Operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) were $54.4 million for the fourth quarter, a reduction of $21.3 million, or 28.1 percent, from $75.7 million in the year-earlier quarter. For the full year, operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) declined by $56.6 million, or 18.8 percent, to $243.5 million from $300.1 million in 2007. Expense reduction during the year was largely the result of network rationalization, staff reductions and company-wide cost efficiencies.

•	Average revenue per unit (ARPU) was $8.71 for the fourth quarter, an increase from $8.62 in the fourth quarter of 2007. For the year, ARPU totaled $8.64, compared to $8.55 in 2007. ARPU levels increased modestly during 2008 due principally to structural pricing changes and a reduction in billing and service credits.

•	EBITDA as a percentage of revenue, or EBITDA margin, was 35.4 percent in the fourth quarter, compared to 24.5 percent the year-earlier quarter.

•	Capital expenses totaled $18.3 million in 2008, equal to the prior year.

•	The Company generated $87.9 million in cash during the year from operating and investing activities and had a cash balance of $75.0 million at December 31, 2008.

•	During the year the Company distributed to stockholders total cash distributions of $1.40 per share of common stock, representing a return of capital to stockholders of $39.1 million.

•	The number of full-time equivalent employees declined from 1,003 at the beginning of the year to 811 at year-end as a result of ongoing consolidation and expense control initiatives.
“Despite a difficult economy and ongoing industry challenges, we again made excellent progress in the fourth quarter and throughout 2008,” said Vincent D. Kelly, president and chief executive officer. “We continued to operate the Company profitably while meeting our primary performance targets, reducing operating costs, increasing margins and revenue per unit, upgrading organizational efficiencies and refocusing selling and marketing around our core market segments. At the same time, we met our goal of generating substantial cash flow that enabled us to continue to return capital to stockholders.”
Kelly noted, however, that subscriber and revenue trends deteriorated during the fourth quarter due largely to a weakening economy. “We experienced an acceleration of subscriber and revenue erosion over the second half of 2008 after years of steady improvement as gross unit placements slowed relative to past trends. However,” he added, “we were able to offset a portion of the revenue loss through solid increases in paging ARPU which reached its highest level in several years.”
Kelly said the Company continued to concentrate its sales and marketing efforts during the year around its core market segments of Healthcare, Government and Large Enterprise, which together represented 81 percent of the Company’s direct subscriber base at year-end and 75 percent of direct paging revenue in the fourth quarter. “Healthcare continues to be our best performing market segment, contributing 55 percent of direct gross placements during the quarter, while net churn among Healthcare accounts remained the lowest among our subscriber segments.”
Kelly said USA Mobility paid cash distributions to stockholders totaling $1.40 per share during 2008, representing a total of $39.1 million, “consistent with our stated capital allocation strategy, and we repurchased $38.1 million of our common stock under our stock buy-back program through year end. In addition,” Kelly noted, “we are delighted to be able to pay a special cash distribution of $1.00 per share to our stockholders in the first quarter of 2009. We will operate the business throughout the year consistent with our cash flow strategy and, after the end of the year, the Board and management will again evaluate our cash position and outlook and consider the case for another special distribution and/or more share repurchases.” However, he cautioned, “the rate at which the Company will continue to return capital to stockholders, either in the form of cash distributions or share repurchases, will depend largely on future operating results as well as various other business and economic factors.”
Kelly said the Company was pleased with the resolution of several key regulatory issues in the fourth quarter, including the termination of a pending rule by the Federal Communications Commission (FCC) to require back-up power for large commercial mobile radio service (CMRS) providers, which could have resulted in higher network costs for USA Mobility and other telecom operators. The FCC voluntarily withdrew its rule, which had been challenged in court in early 2008 by USA Mobility and various other wireless providers, after the Federal Office of Management and Budget last November rejected the FCC’s request to approve related information-collection requirements. The FCC also declined to take action on a proposal to change the rules for the collection of contributions to the Universal Service Fund which, if approved, could have resulted in substantially higher fees assessed to the Company and its customers.
Thomas L. Schilling, chief operating officer and chief financial officer, said: “Overall, we were pleased with our 2008 results, which equaled or exceeded our expectations. However, the current economic conditions are clearly impacting our subscriber base and will require even more urgency in our cost reduction efforts.”
Schilling added: “Fourth quarter operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) decreased 28.1 percent from the year-earlier quarter and, as a percentage of revenue, were at their lowest level in more than four years. The significant drop in operating costs was largely the result of incremental savings from our network rationalization program, including lower site rents, combined with the successful implementation of a company-wide internal reorganization last summer.” Schilling also noted that “total paging ARPU increased to $8.71 in the fourth quarter from $8.62 in the fourth quarter of 2007, largely the result of structural price changes and a reduction in the rate of billing and service credits.”
Commenting on the Company’s financial guidance, Schilling said: “We are pleased the financial guidance we provided for 2008 was either within or better than our target estimates. “Total revenue of $359.4 million was within our guidance range of $355 million to $360 million; operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) of $243.5 million were better than the guidance range of $245 million to $250 million; and capital expenses of $18.3 million were within the guidance range of $18 million to $20 million. With respect to guidance for 2009, the Company expects revenue to be in a range from $285 million to $295 million, operating expenses (excluding depreciation, amortization and accretion) to be in a range from $198 million to $203 million, and capital expenses in a range from $19 million to $21 million.”
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its fourth quarter and 2008 results at 10:00 a.m. Eastern Time on Wednesday, March 4, 2009. The dial-in number for the call is 800-817-4887 (toll-free) or 913-905-1087 (toll). The pass code for the call is 5160424. A replay of the call will be available from 3:00 p.m. ET on March 4 until 11:59 p.m. on Wednesday, March 18. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 5160424.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility‘s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to a majority of the Fortune 1000 companies. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08	12/31/08
Revenues:
Paging service	$104,003	$98,248	$95,393	$91,825	$86,773	$83,360	$80,533	$75,989
Cellular	2,087	2,497	2,035	1,705	1,859	1,547	1,494	993
Product sales	4,400	5,335	6,851	5,618	4,871	5,741	5,014	5,863
Other	1,052	1,390	1,145	1,040	1,255	1,427	1,316	1,413

Total revenues	111,542	107,470	105,424	100,188	94,758	92,075	88,357	84,258

Operating expenses:
Cost of products sold	687	1,508	2,435	1,603	1,081	1,408	1,291	1,812
Service, rental and maintenance	39,033	39,356	36,746	36,795	33,969	31,583	29,069	28,199
Selling and marketing	10,242	9,975	9,891	8,720	7,836	7,549	6,756	6,144
General and administrative	26,448	23,297	23,606	23,316	21,808	20,782	20,631	18,289
Severance and restructuring	17	—	1,177	5,235	145	153	5,063	(35)
Depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513	11,674	11,075	11,750
Goodwill impairment	—	—	—	—	188,170	—	—	—

Total operating expenses	89,745	86,586	85,903	86,541	265,522	73,149	73,885	66,159

% of total revenues	80.5%	80.6%	81.5%	86.4%	280.2%	79.4%	83.6%	78.5%

Operating income (loss)	21,797	20,884	19,521	13,647	(170,764)	18,926	14,472	18,099

% of total revenues	19.5%	19.4%	18.5%	13.6%	-180.2%	20.6%	16.4%	21.5%

Interest income, net	951	932	856	709	578	672	471	79
Other (expense) income, net	(516)	826	1,038	802	125	202	205	90

Income (loss) before income tax expense	22,232	22,642	21,415	15,158	(170,061)	19,800	15,148	18,268
Income tax expense	9,206	9,676	5,947	61,816	7,739	9,528	12,730	10,235

Net income (loss)	$13,026	$12,966	$15,468	$(46,658)	$(177,800)	$10,272	$2,418	$8,033

Basic net income (loss) per common share (b)	$0.47	$0.47	$0.56	$(1.70)	$(6.48)	$0.37	$0.09	$0.32

Diluted net income (loss) per common share (b)	$0.47	$0.47	$0.56	$(1.70)	$(6.48)	$0.37	$0.09	$0.32

Basic weighted average common shares outstanding	27,434,418	27,440,094	27,445,028	27,450,035	27,459,068	27,474,156	27,474,156	25,348,440

Diluted weighted average common shares outstanding	27,578,066	27,570,346	27,594,513	27,450,035	27,459,068	27,600,976	27,602,296	25,444,277

Reconciliation of operating income (loss) to EBITDA (c):
Operating income (loss)	$21,797	$20,884	$19,521	$13,647	$(170,764)	$18,926	$14,472	$18,099
Add back: depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513	11,674	11,075	11,750
Add back: goodwill impairment	—	—	—	—	188,170	—	—	—

EBITDA	$35,115	$33,334	$31,569	$24,519	$29,919	$30,600	$25,547	$29,849

% of total revenues	31.5%	31.0%	29.9%	24.5%	31.6%	33.2%	28.9%	35.4%

(a)	Slight variations in totals are due to rounding.

(b)	Basic and diluted net income (loss) per common share is computed independently for each period presented. As a result, the sum of the quarterly basic and diluted net loss per common share for the years ended December 31, 2007 and 2008 does not equal the total computed for the year.

(c)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08	12/31/08
Units in service

Beginning units in service
Direct one-way	3,318	3,179	3,071	2,961	2,854	2,733	2,614	2,490
Direct two-way	280	263	245	232	221	206	196	184

Total direct	3,598	3,442	3,316	3,193	3,075	2,939	2,810	2,674

Indirect one-way	417	378	346	330	312	286	261	227
Indirect two-way	90	92	95	97	98	108	105	101

Total indirect	507	470	441	427	410	394	366	328

Total beginning units in service	4,105	3,912	3,757	3,620	3,485	3,333	3,176	3,002

Gross placements
Direct one-way	91	112	107	81	77	90	76	61
Direct two-way	12	14	13	10	8	11	8	7

Total direct	103	126	120	91	85	101	84	68

Indirect one-way	19	25	35	29	17	22	12	8
Indirect two-way	8	8	7	7	16	7	7	6

Total indirect	27	33	42	36	33	29	19	14

Total gross placements	130	159	162	127	118	130	103	82

Gross disconnects
Direct one-way	(230)	(220)	(217)	(188)	(199)	(209)	(199)	(202)
Direct two-way	(29)	(32)	(26)	(21)	(22)	(21)	(20)	(20)

Total direct	(259)	(252)	(243)	(209)	(221)	(230)	(219)	(222)

Indirect one-way	(58)	(57)	(51)	(47)	(44)	(47)	(47)	(39)
Indirect two-way	(6)	(5)	(5)	(6)	(5)	(10)	(11)	(8)

Total indirect	(64)	(62)	(56)	(53)	(49)	(57)	(58)	(47)

Total gross disconnects	(323)	(314)	(299)	(262)	(270)	(287)	(277)	(269)

Net gain (loss)
Direct one-way	(139)	(108)	(110)	(107)	(122)	(119)	(123)	(142)
Direct two-way	(17)	(18)	(13)	(11)	(14)	(10)	(12)	(12)

Total direct	(156)	(126)	(123)	(118)	(136)	(129)	(135)	(154)

Indirect one-way	(39)	(32)	(16)	(18)	(27)	(25)	(35)	(31)
Indirect two-way	2	3	2	1	11	(3)	(4)	(2)

Total indirect	(37)	(29)	(14)	(17)	(16)	(28)	(39)	(33)

Total net change	(193)	(155)	(137)	(135)	(152)	(157)	(174)	(187)

Ending units in service
Direct one-way	3,179	3,071	2,961	2,854	2,732	2,614	2,491	2,349
Direct two-way	263	245	232	221	207	196	184	171

Total direct	3,442	3,316	3,193	3,075	2,939	2,810	2,675	2,520

Indirect one-way	378	346	330	312	285	261	226	196
Indirect two-way	92	95	97	98	109	105	101	99

Total indirect	470	441	427	410	394	366	327	295

Total ending units in service	3,912	3,757	3,620	3,485	3,333	3,176	3,002	2,815

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08	12/31/08
ARPU
Direct one-way	$7.96	$7.87	$7.98	$7.93	$7.83	$7.85	$8.08	$8.09
Direct two-way	23.91	24.02	24.17	24.06	23.68	23.90	23.78	23.77

Total direct	9.18	9.08	9.16	9.09	8.95	8.97	9.16	9.16

Indirect one-way	4.45	4.12	4.35	4.11	4.10	4.57	4.79	5.12
Indirect two-way	6.30	6.10	5.30	8.20	7.52	7.08	5.35	4.53

Total indirect	4.79	4.53	4.56	5.06	4.97	5.28	4.96	4.93

Total one-way	7.57	7.48	7.61	7.55	7.47	7.54	7.79	7.85
Total two-way	19.46	19.18	18.74	19.30	18.44	18.07	17.29	16.84

Total paging ARPU	$8.65	$8.54	$8.62	$8.62	$8.49	$8.54	$8.69	$8.71

Gross disconnect rate (b)
Direct one-way	-6.9%	-6.9%	-7.1%	-6.4%	-7.0%	-7.6%	-7.6%	-8.1%
Direct two-way	-10.4%	-12.2%	-10.5%	-9.1%	-10.2%	-10.4%	-10.2%	-10.6%

Total direct	-7.2%	-7.3%	-7.3%	-6.6%	-7.2%	-7.8%	-7.8%	-8.3%

Indirect one-way	-14.0%	-15.0%	-14.7%	-14.1%	-13.9%	-16.4%	-17.9%	-17.3%
Indirect two-way	-6.2%	-5.9%	-5.7%	-6.7%	-5.3%	-8.8%	-10.3%	-7.7%

Total indirect	-12.6%	-13.2%	-12.8%	-12.5%	-11.8%	-14.3%	-15.7%	-14.3%

Total one-way	-7.7%	-7.8%	-7.8%	-7.1%	-7.7%	-8.5%	-8.6%	-8.9%
Total two-way	-9.4%	-10.4%	-9.2%	-8.4%	-8.7%	-9.8%	-10.2%	-9.6%

Total paging gross disconnect rate	-7.9%	-8.0%	-8.0%	-7.2%	-7.7%	-8.6%	-8.7%	-9.0%

Net gain / loss rate (c)
Direct one-way	-4.2%	-3.4%	-3.6%	-3.6%	-4.3%	-4.3%	-4.7%	-5.7%
Direct two-way	-5.9%	-6.9%	-5.3%	-4.6%	-6.4%	-5.2%	-6.1%	-6.8%

Total direct	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%	-4.4%	-4.8%	-5.8%

Indirect one-way	-9.5%	-8.5%	-4.6%	-5.4%	-8.5%	-8.6%	-13.2%	-13.7%
Indirect two-way	2.5%	3.2%	2.1%	0.8%	11.0%	-2.4%	-4.1%	-1.5%

Total indirect	-7.3%	-6.2%	-3.2%	-4.0%	-3.9%	-6.9%	-10.6%	-10.0%

Total one-way	-4.8%	-3.9%	-3.7%	-3.8%	-4.7%	-4.8%	-5.5%	-6.4%
Total two-way	-3.9%	-4.2%	-3.3%	-3.0%	-1.1%	-4.2%	-5.4%	-4.9%

Total paging net gain / loss rate	-4.7%	-4.0%	-3.7%	-3.7%	-4.4%	-4.7%	-5.5%	-6.2%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08	12/31/08
Gross placement rate (b)
Healthcare	3.6%	4.8%	4.5%	3.6%	3.3%	4.8%	3.8%	3.0%
Government	2.2%	2.5%	2.5%	2.0%	2.2%	2.1%	2.2%	2.1%
Large enterprise	2.7%	3.0%	2.9%	2.7%	2.4%	2.3%	2.2%	2.1%
Other	2.6%	3.2%	3.4%	2.4%	2.5%	2.6%	2.4%	2.2%

Total direct	2.9%	3.7%	3.6%	2.8%	2.8%	3.4%	3.0%	2.5%
Total indirect	5.3%	6.9%	9.6%	8.5%	8.0%	7.4%	5.1%	4.4%

Total	3.2%	4.1%	4.3%	3.5%	3.4%	3.9%	3.2%	2.7%

Gross disconnect rate (b)
Healthcare	-4.6%	-5.0%	-5.6%	-5.0%	-5.1%	-5.8%	-6.0%	-6.4%
Government	-5.8%	-6.4%	-6.8%	-6.0%	-6.7%	-8.5%	-8.5%	-9.3%
Large enterprise	-8.4%	-9.3%	-7.6%	-6.9%	-8.6%	-9.2%	-9.2%	-8.9%
Other	-10.9%	-10.5%	-10.5%	-9.5%	-10.7%	-10.5%	-10.1%	-11.4%

Total direct	-7.2%	-7.3%	-7.3%	-6.6%	-7.2%	-7.8%	-7.8%	-8.3%
Total indirect	-12.6%	-13.2%	-12.8%	-12.5%	-11.8%	-14.3%	-15.7%	-14.3%

Total	-7.9%	-8.0%	-8.0%	-7.2%	-7.7%	-8.6%	-8.7%	-9.0%

Net loss rate (b)
Healthcare	-1.1%	-0.2%	-1.0%	-1.3%	-1.7%	-0.9%	-2.1%	-3.4%
Government	-3.6%	-3.8%	-4.3%	-4.0%	-4.5%	-6.4%	-6.3%	-7.1%
Large enterprise	-5.7%	-6.2%	-4.6%	-4.3%	-6.2%	-6.9%	-7.0%	-6.8%
Other	-8.3%	-7.2%	-7.2%	-7.1%	-8.2%	-7.9%	-7.8%	-9.2%

Total direct	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%	-4.4%	-4.8%	-5.8%
Total indirect	-7.3%	-6.2%	-3.2%	-4.0%	-3.9%	-6.9%	-10.6%	-10.0%

Total	-4.7%	-4.0%	-3.7%	-3.7%	-4.4%	-4.7%	-5.5%	-6.2%

End of period units in service % of total (b)
Healthcare	33.6%	35.0%	36.2%	37.1%	38.3%	40.0%	41.5%	42.8%
Government	17.9%	18.0%	17.8%	17.8%	17.9%	17.7%	17.6%	17.4%
Large enterprise	13.8%	13.6%	13.5%	13.5%	13.1%	12.8%	12.6%	12.5%
Other	22.6%	21.7%	20.7%	19.8%	18.9%	18.0%	17.4%	16.8%

Total direct	88.0%	88.3%	88.2%	88.2%	88.2%	88.5%	89.1%	89.5%
Total indirect	12.0%	11.7%	11.8%	11.8%	11.8%	11.5%	10.9%	10.5%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08	12/31/08
Account size ending units in service (000’s)
1 to 3 units	251	232	216	200	184	172	159	149
4 to 10 units	150	139	129	120	112	104	97	89
11 to 50 units	368	344	319	298	276	255	236	218
51 to 100 units	215	200	189	176	164	155	144	133
101 to 1,000 units	924	898	856	827	784	750	716	681
>1,000 units	1,534	1,503	1,483	1,454	1,419	1,374	1,323	1,250

Total	3,442	3,316	3,193	3,075	2,939	2,810	2,675	2,520

End of period units in service % of total direct
1 to 3 units	7.2%	7.0%	6.7%	6.5%	6.2%	6.1%	5.9%	5.9%
4 to 10 units	4.4%	4.2%	4.1%	3.9%	3.8%	3.7%	3.6%	3.5%
11 to 50 units	10.7%	10.4%	10.0%	9.7%	9.4%	9.1%	8.8%	8.7%
51 to 100 units	6.2%	6.0%	5.9%	5.7%	5.6%	5.5%	5.4%	5.3%
101 to 1,000 units	26.9%	27.1%	26.8%	26.9%	26.7%	26.7%	26.8%	27.0%
>1,000 units	44.6%	45.3%	46.5%	47.3%	48.3%	48.9%	49.5%	49.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-9.0%	-7.6%	-6.6%	-7.6%	-7.8%	-6.9%	-7.0%	-6.9%
4 to 10 units	-7.9%	-7.6%	-7.0%	-7.5%	-6.5%	-7.2%	-6.7%	-7.8%
11 to 50 units	-7.5%	-6.4%	-7.3%	-6.6%	-7.6%	-7.4%	-7.4%	-7.6%
51 to 100 units	-4.9%	-6.9%	-5.7%	-6.4%	-6.9%	-5.5%	-7.5%	-7.2%
101 to 1,000 units	-4.4%	-2.8%	-4.7%	-3.3%	-5.2%	-4.3%	-4.6%	-4.9%
>1,000 units	-2.2%	-2.0%	-1.3%	-2.0%	-2.4%	-3.2%	-3.7%	-5.5%

Total	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%	-4.4%	-4.8%	-5.8%

Account size ARPU
1 to 3 units	$14.68	$14.67	$14.90	$14.83	$14.66	$14.62	$14.72	$14.68
4 to 10 units	13.41	13.40	13.68	13.62	13.56	13.56	13.92	13.89
11 to 50 units	10.95	10.93	11.15	11.07	10.99	11.03	11.40	11.35
51 to 100 units	9.44	9.48	9.74	9.74	9.57	9.76	10.36	10.25
101 to 1,000 units	8.24	8.24	8.35	8.38	8.23	8.45	8.91	8.98
>1,000 units	7.93	7.80	7.86	7.81	7.75	7.70	7.72	7.75

Total	$9.18	$9.08	$9.16	$9.09	$8.95	$8.97	$9.16	$9.16

Cellular revenue
Number of activations	5,450	8,046	5,579	5,070	4,509	3,970	3,779	2,287

Revenue from cellular services (000’s)	$2,087	$2,497	$2,035	$1,705	$1,859	$1,547	$1,494	$993

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08	12/31/08
Cost of products sold	$687	$1,508	$2,435	$1,603	$1,081	$1,408	$1,291	$1,812

Service, rental and maintenance
Site rent	22,284	22,115	20,705	19,602	17,792	16,756	15,463	14,785
Telecommunications	7,058	6,622	5,289	6,356	6,204	5,503	5,072	5,307
Payroll and related	6,488	6,657	6,871	6,878	6,683	6,504	5,827	5,490
Stock based compensation	31	30	26	25	17	19	19	18
Other	3,172	3,932	3,855	3,934	3,273	2,801	2,688	2,599

Total service, rental and maintenance	39,033	39,356	36,746	36,795	33,969	31,583	29,069	28,199

Selling and marketing
Payroll and related	6,740	6,259	5,984	5,517	5,164	4,797	4,317	4,145
Commissions	2,170	2,386	2,140	2,056	1,724	2,037	1,742	1,213
Stock based compensation	93	91	67	52	39	50	49	60
Other	1,239	1,239	1,700	1,095	909	665	648	726

Total selling and marketing	10,242	9,975	9,891	8,720	7,836	7,549	6,756	6,144

General and administrative
Payroll and related	9,560	9,343	9,487	8,744	8,682	8,129	7,847	7,992
Stock based compensation	304	299	214	180	190	247	253	298
Bad debt	1,402	1,075	854	1,015	711	691	680	618
Facility rent	2,947	3,066	2,614	2,177	2,073	2,199	1,937	1,689
Telecommunications	1,764	1,526	1,402	1,366	1,048	983	936	834
Outside services	5,504	5,222	5,136	4,854	5,359	4,584	4,632	4,519
Taxes, licenses and permits	2,316	(20)	1,815	2,218	1,958	2,055	2,216	372
Other	2,651	2,786	2,084	2,762	1,787	1,894	2,130	1,967

Total general and administrative	26,448	23,297	23,606	23,316	21,808	20,782	20,631	18,289

Severance and restructuring	17	—	1,177	5,235	145	153	5,063	(35)
Depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513	11,674	11,075	11,750
Goodwill impairment	—	—	—	—	188,170	—	—	—

Operating expenses	$89,745	$86,586	$85,903	$86,541	$265,522	$73,149	$73,885	$66,159

Capital expenses	$5,086	$3,525	$4,528	$5,184	$3,988	$3,892	$6,214	$4,242

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/07	12/31/08
Assets
Current assets:
Cash and cash equivalents	$64,542	$75,032
Accounts receivable, net	28,044	25,118
Prepaid expenses and other	8,608	6,226
Deferred income tax assets, net	8,267	6,025

Total current assets	109,461	112,401
Property and equipment, net	75,669	57,867
Goodwill	188,170	—
Intangible assets, net	16,929	6,520
Deferred income tax assets, net	93,884	59,599
Other assets	7,634	4,973

Total assets	$491,747	$241,360

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$52,568	$40,968
Distributions payable	93	15
Customer deposits	1,592	1,203
Deferred revenue	12,059	9,958

Total current liabilities	66,312	52,144
Other long-term liabilities	51,867	48,478

Total liabilities	118,179	100,622

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	2
Additional paid-in capital	373,565	140,736
Retained earnings	—	—

Total stockholders’ equity	373,568	140,738

Total liabilities and stockholders’ equity	$491,747	$241,360

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(in thousands)

	For the twelve months ended
	12/31/07	12/31/08
Cash flows from operating activities:
Net loss	$(5,198)	$(157,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	48,688	47,012
Goodwill impairment	—	188,170
Deferred income tax expense	91,995	36,831
Amortization of stock based compensation	1,412	1,259
Provisions for doubtful accounts, service credits and other	8,561	5,851
Non-cash transaction tax accrual adjustments	(6,789)	(5,499)
(Gain) loss on disposals of property and equipment	(169)	48
Changes in assets and liabilities:
Accounts receivable	(10,240)	(2,925)
Prepaid expenses and other	2,706	3,167
Intangibles and other long-term assets	(582)	4,279
Accounts payable and accrued liabilities	(11,306)	(12,586)
Customer deposits and deferred revenue	(4,793)	(2,490)

Net cash provided by operating activities	114,285	106,040

Cash flows from investing activities:
Purchases of property and equipment	(18,323)	(18,336)
Proceeds from disposals of property and equipment	323	179

Net cash used in investing activities	(18,000)	(18,157)

Cash flows from financing activities:
Cash distributions to stockholders	(98,250)	(39,061)
Purchase of common stock	—	(38,332)

Net cash used in financing activities	(98,250)	(77,393)

Net (decrease) increase in cash and cash equivalents	(1,965)	10,490
Cash and cash equivalents, beginning of period	66,507	64,542

Cash and cash equivalents, end of period	$64,542	$75,032

Supplemental disclosure:
Interest paid	$13	$11

Income taxes paid (state and local)	$70	$462

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(in thousands, except share and per share amounts)

	For the year ended December 31,
	2007	2008
Revenue:
Paging service	$389,469	$326,655
Cellular	8,324	5,893
Product sales	22,204	21,489
Other	4,627	5,411

Total revenue	424,624	359,448

Operating expenses:
Cost of products sold	6,233	5,592
Service, rental and maintenance	151,930	122,820
Selling and marketing	38,828	28,285
General and administrative	96,667	81,510
Severance and restructuring	6,429	5,326
Depreciation, amortization and accretion	48,688	47,012
Goodwill impairment	—	188,170

Total operating expenses	348,775	478,715

% of total revenue	82.1%	133.2%

Operating income (loss)	75,849	(119,267)

% of total revenue	17.9%	-33.2%

Interest income, net	3,448	1,800
Other income, net	2,150	622

Income (loss) before income tax expense	81,447	(116,845)
Income tax expense	86,645	40,232

Net loss	$(5,198)	$(157,077)

Basic net loss per common share	$(0.19)	$(5.83)

Diluted net loss per common share	$(0.19)	$(5.83)

Basic weighted average common shares outstanding	27,442,444	26,936,072

Diluted weighted average common shares outstanding	27,442,444	26,936,072

Reconciliation of operating income (loss) to EBITDA (b):
Operating income (loss)	$75,849	$(119,267)
Add back: depreciation, amortization and accretion	48,688	47,012
Add back: goodwill impairment	—	188,170

EBITDA	$124,537	$115,915

% of total revenue	29.3%	32.2%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment is a non-GAAP measure and is presented for analytical purposes only.